Exhibit 99.2

Unaudited Pro Forma Financial Statements

On May 21, 2014, Symmetry Medical Inc. (the "Company") completed the sale of the Company’s Clamonta Ltd. subsidiary to The HLD Corporation Ltd. pursuant to a stock purchase agreement dated May 21, 2014 among Symmetry Medical Sheffield, Ltd., Symmetry Medical Switzerland, S.A. and The HLD Corporation Ltd.

The unaudited pro forma financial statements have been developed by applying pro forma adjustments to the Symmetry Medical Inc.’s historical Consolidated Financial Statements prepared in accordance with accounting principles generally accepted in the United States of America and give effect to the divestiture of Clamonta Ltd. The unaudited pro forma Statements of Operations for the three months ended March 29, 2014 and for the fiscal years ended December 28, 2013, December 29, 2012 and December 31, 2011 assume that the divestiture of the Clamonta Ltd. business occurred on January 2, 2011, the first day of fiscal 2011. The unaudited pro forma Balance Sheet as of March 29, 2014 assumes that the divestiture occurred on that date.

The unaudited pro forma financial statements are presented based on currently available information and are intended for informational purposes only. These unaudited pro forma financial statements are not necessarily indicative of what Symmetry Medical Inc.’s results of operations or financial condition would have been had the divestiture been completed on the dates assumed. In addition, they are not necessarily indicative of Symmetry Medical Inc.’s future results of operations or financial condition. Beginning in the second quarter of fiscal 2014, the historical financial results of the Clamonta Ltd. business for periods prior to the divestiture will be reflected in Symmetry Medical Inc.’s Consolidated Financial Statements as discontinued operations.

The unaudited pro forma financial statements should be read in conjunction with (i) the accompanying notes to the unaudited pro forma financial statements, (ii) the audited Consolidated Financial Statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Symmetry Medical Inc.’s Form 10-K for the year ended December 28, 2013 filed with the SEC on March 10, 2014, and (iii) the unaudited financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in Symmetry Medical Inc.’s Form 10-Q for the three months ended March 29, 2014 filed with the SEC on May 2, 2014.

  Exhibit 99.2

SYMMETRY MEDICAL INC.
Unaudited Pro Forma Statement of Operations
(In Thousands, Except per Share Data)

	Three Months Ended March 2014

	Historical	Clamonta Ltd. Divestiture Pro Forma Adjustments (a)	Pro Forma

Revenue	$101,267	($4,366)	$96,901
Cost of revenue	77,328	(4,161)	73,167
Gross profit	23,939	(205)	23,734
Research and development expenses	1,122	-	1,122
Sales and marketing expenses	6,686	(11)	6,675
General and administrative expenses	10,967	(343)	10,624
Facility closure and severance costs	339	-	339
Operating income	4,825	149	4,974
Interest expense, net	2,223	-	2,223
Loss on debt extinguishment	503	-	503
Other expense	56	8	64
Income before income taxes	2,043	141	2,184
Income tax expense	789	-	789
Net income, continued operations	$1,254	$141	$1,395

Net income per share:
Basic	$0.03		$0.04
Diluted	$0.03		$0.04

Weighted average common shares and equivalent shares outstanding:
Basic	36,569		36,569
Diluted	37,011		37,011

Exhibit 99.2

SYMMETRY MEDICAL INC.
Unaudited Pro Forma Statement of Operations
(In Thousands, Except per Share Data)

	Fiscal Year Ended December 28, 2013

	Historical	Clamonta Ltd. Divestiture Pro Forma Adjustments (a)	Pro Forma

Revenue	$399,992	($11,372)	$388,620
Cost of revenue	297,936	(13,132)	284,804
Gross profit	102,056	1,760	103,816
Research and development expenses	4,572	-	4,572
Sales and marketing expenses	26,025	(30)	25,995
General and administrative expenses	46,294	(1,570)	44,724
Asset impairment	51,942	(5,098)	46,844
Facility closure and severance costs	1,582	(61)	1,521
Operating income (loss)	(28,359)	8,519	(19,840)
Interest expense, net	17,679	1	17,680
Loss on debt extinguishment	4,460	-	4,460
Derivative valuation loss	242	-	242
Other (income) expense	1,691	(3)	1,688
Income (loss) before income taxes	(52,431)	8,521	(43,910)
Income tax expense (benefit)	(16,633)	829	(15,804)
Net income (loss), continued operations	($35,798)	$7,692	($28,106)

Net loss per share:
Basic	($0.99)		($0.77)
Diluted	($0.99)		($0.77)

Weighted average common shares and equivalent shares outstanding:
Basic	36,327		36,327
Diluted	36,327		36,327

Exhibit 99.2

SYMMETRY MEDICAL INC.
Unaudited Pro Forma Statement of Operations
(In Thousands, Except per Share Data)

	Fiscal Year Ended December 29, 2012

	Historical	Clamonta Ltd. Divestiture Pro Forma Adjustments (a)	Pro Forma

Revenue	$410,505	($13,218)	$397,287
Cost of revenue	301,449	(10,672)	290,777
Gross profit	109,056	(2,546)	106,510
Research and development expenses	4,152	-	4,152
Sales and marketing expenses	26,380	(43)	26,337
General and administrative expenses	44,857	(913)	43,944
Facility closure and severance costs	622	-	622
Operating income (loss)	33,045	(1,590)	31,455
Interest expense, net	19,620	16	19,636
Derivative valuation gain	(242)	-	(242)
Other (income) expense	(102)	(6)	(108)
Income (loss) before income taxes	13,769	(1,600)	12,169
Income tax expense (benefit)	4,642	(388)	4,254
Net income (loss), continued operations	$9,127	($1,212)	$7,915

Net income per share:
Basic	$0.25		$0.22
Diluted	$0.25		$0.22

Weighted average common shares and equivalent shares outstanding:
Basic	35,987		35,987
Diluted	36,418		36,418

Exhibit 99.2

SYMMETRY MEDICAL INC.
Unaudited Pro Forma Statement of Operations
(In Thousands, Except per Share Data)

	Fiscal Year Ended December 31, 2011

	Historical	Clamonta Ltd. Divestiture Pro Forma Adjustments (a)	Pro Forma

Revenue	$359,046	($9,837)	$349,209
Cost of revenue	287,897	(7,946)	279,951
Gross profit	71,149	(1,891)	69,258
Research and development expenses	4,040	-	4,040
Sales and marketing expenses	17,455	(5)	17,450
General and administrative expenses	37,163	(807)	36,356
Asset impairment	1,529	-	1,529
Facility closure and severance costs	2,710	-	2,710
Operating income (loss)	8,252	(1,079)	7,173
Interest expense, net	3,862	10	3,872
Other (income) expense	400	(6)	394
Income (loss) before income taxes	3,990	(1,083)	2,907
Income tax expense (benefit)	1,098	(282)	816
Net income (loss), continued operations	$2,892	($801)	$2,091

Net income per share:
Basic	$0.08		$0.06
Diluted	$0.08		$0.06

Weighted average common shares and equivalent shares outstanding:
Basic	35,576		35,576
Diluted	36,021		36,021

Exhibit 99.2

SYMMETRY MEDICAL INC.
Unaudited Pro Forma Consolidated Balance Sheet
(In Thousands)

	March 29, 2014

	Historical	Clamonta Ltd. Divestiture Pro Forma Adjustments		Pro Forma
Assets:

Current Assets:
Cash and cash equivalents	$14,904	($395)	(b)	$14,509
Accounts receivable, net	57,031	(1,472)	(c)	55,559
Inventories	59,553	(2,466)	(c)	57,087
Refundable income taxes	4,725	-		4,725
Deferred income taxes	5,653	-		5,653
Other current assets	5,764	(142)	(c)	5,622
Total current assets	147,630	(4,475)		143,155
Property and equipment, net	90,688	(2,217)	(c)	88,471
Goodwill	182,179	-		182,179
Intangible assets, net of accumulated amortization	103,115	-		103,115
Other assets	3,674	675	(b)	4,349

Total assets	$527,286	($6,017)		$521,269

Liabilities and shareholders' equity:

Current Liabilities:
Accounts payable	$32,180	($2,048)	(c)	$30,132
Accrued wages and benefits	11,510	(561)	(c)	10,949
Other accrued expenses	5,661	(322)	(c)	5,339
Accrued income taxes	184	-		184
Derivative valuation liability	309	-		309
Revolving line of credit	213	-		213
Current portion of capital lease obligations	488	-		488
Total current liabilities	50,545	(2,931)		47,614
Accrued income taxes	1,380	-		1,380
Deferred income taxes	8,166	-		8,166
Derivative valuation liability	1,770	-		1,770
Other liabilities	918	-		918
Capital lease obligations, less current portion	838	-		838
Long-term debt, less current portion	177,000	-		177,000

Total liabilities	240,617	(2,931)		237,686

Common stock	4	-		4
Additional paind-in capital	290,092	-		290,092
Retained deficit	(8,277)	(5,388)	(d)	(13,665)
Accumulated other comprehensive income	4,850	2,302	(e)	7,152

Total shareholders' equity	286,669	(3,086)		283,583

Total liabilities and shareholders' equity	$527,286	($6,017)		$521,269

Notes to Unaudited Pro Forma Consolidated Financial Statements

The unaudited pro forma financial statements give effect to the sale of Clamonta Ltd. to be accounted for as a discontinued operation. The unaudited pro forma Statements of Operations for the three months ended March 29, 2014 and for the fiscal years ended December 28, 2013, December 29, 2012 and December 31, 2011 are presented as if the sale occurred as of January 2, 2011. The anticipated nonrecurring after-tax loss on the sale is not reflected in the pro forma statements of operations. The unaudited pro forma Balance Sheet as of March 29, 2014 is presented as if the sale occurred on that date. The anticipated nonrecurring after-tax loss is reflected in the pro forma balance sheet.

(a)	The Clamonta Ltd. Divestiture Pro Forma Adjustments columns in the unaudited pro forma information represent the historical financial results of the Clamonta Ltd. business.

(b)	The pro forma adjustment represents estimated proceeds received from the sale of Clamonta Ltd., net of third-party transaction costs associated with the divestiture and Clamonta Ltd. cash on hand.

(c)	The pro forma adjustments represent the elimination of the assets and liabilities of Clamonta Ltd.

(d)	The pro forma adjustment represents the estimated after-tax loss of approximately $5.4 million had the transaction occurred on March 29, 2014.

(e)	The pro forma adjustment represents the elimination of the foreign currency translation adjustment.